                                                                   Exhibit 1.1



===============================================================================



                               RAYOVAC CORPORATION
                            (a Wisconsin corporation)



                        7,500,000 Shares of Common Stock



                               PURCHASE AGREEMENT



Dated:  June 20, 2001



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                                Table of Contents

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                                                                                                             PAGE
SECTION 1.          Representations and Warranties............................................................3

           (a)      Representations and Warranties by the Company.............................................3
                        (i)    Compliance with Registration Requirements......................................3

                       (ii)    Incorporated Documents.........................................................4
                      (iii)    Independent Accountants........................................................4

                       (iv)    Financial Statements...........................................................4
                        (v)    No Material Adverse Change in Business.........................................4

                       (vi)    Good Standing of the Company...................................................5
                      (vii)    Good Standing of Subsidiaries..................................................5

                     (viii)    Capitalization.................................................................6
                       (ix)    Authorization of Agreement.....................................................6

                        (x)    Authorization and Description of Securities....................................6
                       (xi)    Absence of Defaults and Conflicts..............................................7

                      (xii)    Absence of Labor Dispute.......................................................7
                     (xiii)    Absence of Proceedings.........................................................8

                      (xiv)    Accuracy of Exhibits...........................................................8
                       (xv)    Possession of Intellectual Property............................................8

                      (xvi)    Absence of Further Requirements................................................9
                     (xvii)    Possession of Licenses and Permits.............................................9

                    (xviii)    Title to Property..............................................................9
                      (xix)    Investment Company Act........................................................10

                       (xx)    Environmental Laws............................................................10
                      (xxi)    Registration Rights...........................................................11

                     (xxii)    Stabilization or Manipulation.................................................11
                    (xxiii)    Accounting Controls...........................................................11

                     (xxiv)    Tax Returns and Payment of Taxes..............................................11
                      (xxv)    No Association with NASD......................................................12

                     (xxvi)    ERISA.........................................................................12
           (xxvii)  Statistical and Market Data..............................................................12
           (b)      Representations and Warranties by the Selling Shareholders...............................13

                        (i)    Accurate Disclosure by Selling Shareholders...................................13
                       (ii)    Authorization of Agreements...................................................13

                      (iii)    Valid Title...................................................................14
           (iv)     Due Execution of Power of Attorney and Custody Agreement.................................14

                        (v)    Absence of Manipulation.......................................................15
                       (vi)    Absence of Further Requirements...............................................15

                      (vii)    Certificates Suitable for Transfer............................................15

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                                      -i-

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

                     (viii)    Irrevocable Obligations.......................................................15

                       (ix)    No Association with NASD......................................................16
                        (x)    Power and Authority...........................................................16

           (c)      Officer's Certificates...................................................................16

SECTION 2.          Sale and Delivery to Underwriters; Closing...............................................17

           (a)      Initial Securities.......................................................................17
           (b)      Option Securities........................................................................17
           (c)      Payment..................................................................................18
           (d)      Denominations; Registration..............................................................18

SECTION 3.          Covenants of the Company.................................................................18

           (a)      Compliance with Securities Regulations and
                    Commission Requests......................................................................18
           (b)      Filing of Amendments.....................................................................19
           (c)      Delivery of Registration Statements......................................................19
           (d)      Delivery of Prospectuses.................................................................19
           (e)      Continued Compliance with Securities Laws................................................20
           (f)      Blue Sky Qualifications..................................................................20
           (g)      Rule 158.................................................................................21
           (h)      Restriction on Transfer..................................................................21
           (i)      Reporting Requirements...................................................................21
           (j)      Restriction on Manipulation..............................................................21

SECTION 4.          Covenants of the Selling Shareholders....................................................22

           (a)      Restriction on Transfer..................................................................22
           (b)      Restriction on Manipulation..............................................................22

SECTION 5.          Payment of Expenses......................................................................22

           (a)      Expenses.................................................................................22
           (b)      Expenses of the Selling Shareholders.....................................................23
           (c)      Termination of Agreement.................................................................23
           (d)      Allocation of Expenses...................................................................23

SECTION 6.          Conditions of Underwriters'Obligations...................................................23

           (a)      Effectiveness of Registration Statement..................................................24
           (b)      Opinion of Counsel for Company and the Selling Shareholders..............................24

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                                      -ii-

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

           (c)      Opinion of Counsel for Underwriters......................................................24
           (d)      Officers'Certificate.....................................................................25
           (e)      Selling Shareholders'Certificate.........................................................25
           (f)      Accountant's Comfort Letters.............................................................25
           (g)      Bring-down Comfort Letters...............................................................26
           (h)      Approval for Listing.....................................................................26
           (i)      Lock-up Agreements.......................................................................26
           (j)      Custody Agreement........................................................................26
           (k)      Conditions to Purchase of Option Securities..............................................26
                        (i)    Officers'Certificate..........................................................26
                       (ii)    Selling Shareholder's Certificate.............................................26

                      (iii)    Opinion of Counsel for Company and the Selling Shareholders...................27
                       (iv)    Opinion of Counsel for Underwriters...........................................27

                        (v)    Bring-down Comfort Letters....................................................27
           (m)      Additional Documents.....................................................................27
           (n)      Termination of Agreement.................................................................28

SECTION 7.          Indemnification..........................................................................28

           (a)      Indemnification of Underwriters by the Company...........................................28
           (b)      Indemnification of Underwriters by the Selling Shareholders..............................29
           (c)      Indemnification of Company, Directors and Officers and Selling Shareholders..............31
           (d)      Actions Against Parties; Notification....................................................31
           (e)      Settlement Without Consent if Failure to Reimburse.......................................32
           (f)      Other Agreements with Respect to Indemnification.........................................32

SECTION 8.          Contribution.............................................................................32


SECTION 9.          Representations, Warranties and Agreements to Survive Delivery...........................34


SECTION 10.         Termination of Agreement.................................................................34

           (a)      Termination; General.....................................................................34
           (b)      Liabilities..............................................................................35

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                                      -iii-

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
SECTION 11.         Default by One or More of the Underwriters...............................................35


SECTION 12.  Default by One or More of the Selling Shareholders or the Company...............................36


SECTION 13.         Notices..................................................................................37

SECTION 14.         Parties..................................................................................37

SECTION 15.         Governing Law and Time...................................................................38

SECTION 16.         Effect of Headings.......................................................................38

SECTION 17.         Counterparts.............................................................................38

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                                      -iv-


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SCHEDULES

    SCHEDULE A      LIST OF UNDERWRITERS
    SCHEDULE B      LIST OF SELLING SHAREHOLDERS
    SCHEDULE B-1    LIST OF OVER-ALLOTMENT SELLING SHAREHOLDERS
    SCHEDULE C      PRICING INFORMATION
    SCHEDULE D      LIST OF PERSONS SUBJECT TO LOCK-UP
    SCHEDULE E      LIST OF SUBSIDIARIES OF THE COMPANY

    EXHIBIT A-1     FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
    EXHIBIT A-2     FORM OF OPINION OF COMPANY'S COUNSEL

    EXHIBIT A-3     FORM OF OPINION OF CATEGORY 1 AND CATEGORY 2 SELLING
                    SHAREHOLDERS' COUNSEL
    EXHIBIT A-4     FORM OF OPINION OF CATEGORY 2 SELLING SHAREHOLDERS' COUNSEL
    EXHIBIT B       FORM OF LOCK-UP LETTER

                               RAYOVAC CORPORATION

                            (a Wisconsin corporation)

                        7,500,000 Shares of Common Stock

                           (Par Value $0.01 Per Share)

                               PURCHASE AGREEMENT

                                                                 June 20, 2001



SALOMON SMITH BARNEY INC.
      as Representatives of the several
      Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY  10013

Ladies and Gentlemen:

         Rayovac Corporation, a Wisconsin corporation (the "Company"), and the persons listed on Schedule B hereto (collectively, the "Selling Shareholders") confirm their respective agreements with Salomon Smith Barney Inc. ("Salomon Smith Barney") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Shareholders and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedule A hereto and (ii) the grant by the Selling Shareholders listed on Schedule B-1 hereto, acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 1,125,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 7,500,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters, and all or any part of the 1,125,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities"), are hereinafter called, collectively, the "Securities."

         The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-59086), as amended by Amendment Nos. 1, 2 and 3 thereto, covering the registration of certain of its securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act, including the related preliminary prospectus or prospectuses and related preliminary prospectus supplement or supplements. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Each prospectus, as supplemented by any related prospectus supplement, relating to the Securities used before such registration statement became effective, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called a "preliminary prospectus." Such registration statement, including the prospectus, the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus dated June 20, 2001, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as supplemented by the final prospectus supplement dated June 20, 2001, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus."

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, and preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, and preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, any preliminary prospectus supplement or the Prospectus, as the case may be.


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                                      -3-

         SECTION 1.  REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include, at the aforesaid times, an untrue statement of a material fact or omitted or will omit, at the aforesaid times, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative(s) expressly for use in the Registration Statement or the Prospectus as specified in Section 7(c).

                  Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations complied when so filed in all material respects with the 1933 Act Regulations.

                 (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Wisconsin and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation where such legal concepts are recognized, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable in jurisdictions where such legal concepts are recognized and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except as set forth in the Prospectus and except for any director or member qualifying shares); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Schedule E hereto and, except for Rayovac Latin America Limited, a Cayman Islands corporation, Rayovac Overseas Corporation, a Panamanian corporation, and Rov Holding Inc., a Delaware corporation, the Company has no "significant subsidiaries" as defined in Section 1-02 of Regulation S-X.

               (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company as of April 1, 2001 was as set forth in the Prospectus under the caption "Capitalization" (except for issuances subsequent to April 1, 2001, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus, without any modification of such agreements or plans). The shares of issued and outstanding capital stock of the Company, including, without limitation, the Securities to be purchased by the Underwriters from the Selling Shareholders, have been, or, in the case of any Securities to be purchased by the Underwriters in connection with the exercise of stock options under the Company's 1996 Stock Option Plan by certain Selling Shareholders (the "Stock Option Shares"), will be as of the Closing Time, duly authorized and validly issued and are fully paid and non-assessable, except to the extent such securities are assessable pursuant to Section 180.0622 of the Wisconsin Business Corporation Law; none of the outstanding shares of capital stock of the Company was or as of the Closing Time or at the Date of Delivery (if any), including the Option Securities to be purchased by the Underwriters from the Selling Shareholders, will have been issued, or, in the case of the Stock Option Shares, will be as of the Closing Time, in violation of the preemptive or other similar rights of any securityholder of the Company. The Securities offered by the Selling Shareholders to the Underwriters were issued in compliance, in all material respects, with all federal and state securities laws. The Securities to be offered by the Company to the Underwriters will, as of the Closing Time, be issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations.

                 (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to the descriptions thereof contained in the Prospectus or incorporated by reference therein and such description conforms to the rights set forth in the instruments defining the Common Stock; no holder of the Securities will be subject to personal liability by reason of being such a holder, except for certain liabilities pursuant to Section 180.0622 of the Wisconsin Business Corporation Law; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                 (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Prospectus (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and the compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments which would reasonably be expected, either singly or in the aggregate, to result in a Material Adverse Effect, nor will such action result in any violation of (A) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations ("Applicable Laws") or (B) the provisions of the charter or by-laws of the Company or any Subsidiary. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                (xii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers, dealers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business of the Company and its Subsidiaries, would not reasonably be expected to result in a Material Adverse Effect.

                (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Prospectus, including the documents incorporated by reference therein, or to be filed as exhibits thereto which have not been so described or filed or incorporated by reference as required.

                 (xv) POSSESSION OF INTELLECTUAL PROPERTY. Except as described in the Prospectus, the Company and its Subsidiaries own or possess the right to utilize, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

               (xvii) POSSESSION OF LICENSES AND PERMITS. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and is in compliance with Applicable Laws, except where the failure to possess the same or such noncompliance would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xviii) TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries or (c) would not reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease which claim, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xix) INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is, or upon the sale of the Securities as herein contemplated and the application of the proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (xx) ENVIRONMENTAL LAWS. Except as described in the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, licenses, authorizations and approvals currently required for their respective businesses and for the businesses contemplated to be conducted upon consummation of the offering of the Securities under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and
         (D) to the knowledge of the Company, there are no events, facts or circumstances that might reasonably be expected to form the basis of any liability or obligation of the Company or any of its Subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or any Environmental Laws. Except as described in the Prospectus, and except for the Truax Landfill in Madison, Wisconsin and the Refuse Hideaway in Dane County, Wisconsin, neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                (xxi) REGISTRATION RIGHTS. Except for those persons (i) set forth on Schedule B hereto who have rights which are being complied with in connection with this Offering or (ii) who have waived any such rights (each of whom has rights consistent with the description thereof in the Prospectus), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Prospectus under the 1933 Act. Except as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act.

               (xxii) STABILIZATION OR MANIPULATION. Neither the Company nor any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or to result in, or that has constituted stabilization or manipulation of the price of the Securities in violation of Regulation M of the 1934 Act.

              (xxiii) ACCOUNTING CONTROLS. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxiv) TAX RETURNS AND PAYMENT OF TAXES. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, and all such tax returns are true, correct and complete, except insofar as the failure to file such returns or request such extensions or any incorrectness would not reasonably be expected to result in a Material Adverse Effect, and have timely paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each Subsidiary for any years not finally determined or which remain open to examination by applicable taxing authorities are adequate to meet any assessments or re-assessments for additional income tax for such years, and have been provided for in accordance with GAAP, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

                (xxv) NO ASSOCIATION WITH NASD. Neither the Company nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of the National Association of Securities Dealers, Inc.), of, any member firm of the National Association of Securities Dealers, Inc., other than as described on an appendix to a Selling Shareholders' Power of Attorney and Custody Agreement (as defined herein).

               (xxvi) ERISA. Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

              (xxvii) STATISTICAL AND MARKET DATA. The statistical and market-related data included in the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable.

         (b) REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if such Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                  (i) ACCURATE DISCLOSURE BY SELLING SHAREHOLDERS. The information furnished in writing by or on behalf of such Selling Shareholder listed on Schedule B hereto expressly for use in the Registration Statement, any preliminary prospectus, and the Prospectus and any amendments or supplements thereto does not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date, the date hereof, the Closing Time and each Date of Delivery (as to any preliminary prospectus and the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact with respect to such Selling Shareholder or omit to state a material fact with respect to such Selling Shareholder required to be stated therein or necessary to make the statements regarding the Selling Shareholder therein, in the case of any preliminary prospectus and the Prospectus, in light of the circumstances in which they were made, not misleading.

                 (ii) AUTHORIZATION OF AGREEMENTS. Such Selling Shareholder has the full right, power and authority to enter into this Agreement and the Irrevocable Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") with Firstar Bank, N.A., as custodian (the "Custodian"), and the attorneys-in-fact named therein (each an "Attorney-in-Fact"), and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of such Selling Shareholder (a "Selling Shareholder Material Adverse Effect"), whether or not arising in the ordinary course of business), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties which would reasonably be expected, either singly or in the aggregate, to result in a Selling Shareholder Material Adverse Effect.

                (iii) VALID TITLE. With respect to all Securities to be sold by such Selling Shareholders (other than the Stock Option Shares), such Selling Shareholder has on the date hereof and with respect to all Securities to be sold by such Selling Shareholders such Selling Shareholder will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and valid title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the Custody Agreement and Power of Attorney; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim as such term is used in the Uniform Commercial Code as adopted in the State of New York, each of the Underwriters will receive good and valid title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                 (iv) DUE EXECUTION OF POWER OF ATTORNEY AND CUSTODY AGREEMENT. Such Selling Shareholder has duly executed and delivered a Power of Attorney and Custody Agreement; the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact named in the Power of Attorney and Custody Agreement executed by such Selling Shareholder is authorized by such Selling Shareholder to execute and deliver this Agreement and the certificate referred to in Section 6(e) of this Agreement or that may be required pursuant to Section 6(k) or 6(l) of this Agreement on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in
         Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

                  (v) ABSENCE OF MANIPULATION. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or that would reasonably be expected to, cause or result in, or that has constituted, stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

                 (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale and delivery of the Securities being sold by each such Selling Shareholder hereunder or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws.

                (vii) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Securities (other than the Stock Option Shares) to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement. Copies of the executed notices of exercise ("Notices of Exercise") with respect to the Stock Option Shares have been provided to the Custodian and the Representatives.

               (viii) IRREVOCABLE OBLIGATIONS. The Securities represented by the Certificates held in custody for such holder under the Custody Agreement and the Stock Option Shares indicated in the Notices of Exercise are subject to the interests of the Underwriters hereunder; the arrangements made by such holder for such custody, and the appointment by such holder of the Attorneys-in-Fact by the Power of Attorney and Custody Agreement, are to that extent irrevocable; the obligations of such holder hereunder shall not be terminated, except as provided in the Agreement or in the Power of Attorney, by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such trust estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event, if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or any such partnership or corporation should be dissolved, or if any other event should occur, before the delivery of the Securities hereunder, certificates representing the Securities shall be delivered by or on behalf of such holder in accordance with the terms and conditions of this Agreement and of the Power of Attorney and Custody Agreement; and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

                 (ix) NO ASSOCIATION WITH NASD. Neither such Selling Shareholder nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of the National Association of Securities Dealers, Inc.), of, any member firm of the National Association of Securities Dealers, Inc., other than as described in schedule 6(h) to the Power of Attorney and Custody Agreement to which such Selling Shareholder is a party.

                  (x) POWER AND AUTHORITY. If such Selling Shareholder is a corporation, partnership or trust, such Selling Shareholder has been duly organized or incorporated and is validly existing as a corporation or partnership or limited partnership in good standing under the laws of its jurisdiction of incorporation or organization, if applicable, and has the power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Selling Shareholder Material Adverse Effect, whether or not arising in the ordinary course of business, or materially impair its ability to consummate the transactions contemplated hereby.

          (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such or such Selling Shareholder's Attorney-in-Fact and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder, as the case may be, to the Underwriters as to the matters covered thereby.

         SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, to the extent indicated on Schedule A hereto, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, the proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 11 hereof) bears to the total number of Initial Securities, in each case, with such adjustments among the Underwriters as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,125,000 shares of Common Stock, to the extent indicated on Schedule B-1, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities

(a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders or the Attorneys-in-Fact on behalf of the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholders.

         Payment shall be made to the Company and to each Selling Shareholder by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to the Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.

         (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

                  (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

                  (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and, if requested, documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                  (d) DELIVERY OF PROSPECTUSES. The Company has delivered or will deliver to each Underwriter and counsel for the Underwriters, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

                  (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary in the opinion of counsel for the Underwriters or the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor any of the Selling Shareholders shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) RESTRICTION ON TRANSFER. The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, PROVIDED, HOWEVER, that the Company may (i) grant options to purchase Common Stock and issue and sell Common Stock pursuant to the terms of any Company stock option plans existing at the Closing Time or (ii) issue Common Stock in connection with acquisitions by the Company; provided that in the case of clause (ii) it shall be a condition to such stock issuance that the third party receiving such shares executes a lock-up agreement on substantially the same terms as described above for a period expiring 90 days from the date of this Agreement and there shall be no further transfer of such shares except in accordance with the provisions of such lock up agreement.

                  (i) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (j) RESTRICTION ON MANIPULATION. The Company will not take, directly or indirectly, any action designed to, or that would reasonably be expected to cause or result in, or that would constitute stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

         SECTION 4. COVENANTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder agrees with the several Underwriters that:

                  (a) RESTRICTION ON TRANSFER. Such Selling Shareholder will not, and will not take any action to cause any affiliate of such Selling Shareholder or any person in privity with such Selling Shareholder or any affiliate of such Selling Shareholder to, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition) due to cash settlement or otherwise), directly or indirectly, or participate in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than shares of Common Stock disposed of either (i) as bona fide gifts or (ii) as a distribution to such Selling Shareholder's partners or shareholders, provided that, in either case, (x) the donee(s) or such partners or shareholders agree in writing prior to such disposition to be bound by the restrictions set forth herein and (y) Salomon Smith Barney Inc. is given prior written notice of such disposition.

                  (b) RESTRICTION ON MANIPULATION. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         SECTION 5.  PAYMENT OF EXPENSES.

         (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Power of Attorney and Custody Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities by the Company to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) the Company's own costs and expenses of meetings with prospective investors and the roadshow (including roadshow venues, and travel and accommodations) and 100% of the costs and expenses incurred for domestic chartered air travel using the Company's corporate aircraft in connection with the roadshow.

         (b) EXPENSES OF THE SELLING SHAREHOLDERS. The Company will pay all expenses incident to the performance of the Selling Shareholders' obligations under, and the consummation of the transactions contemplated by, this Agreement (other than any underwriting discount), including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities or the Option Securities by the Selling Shareholders to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters and (ii) the fees and disbursements of the Selling Shareholders' counsel and accountants.

         (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i) or (ii) hereof or Section 12, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         (d) ALLOCATION OF EXPENSES. The provisions of this Section 5 shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

         SECTION 6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of the Selling Shareholders delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; and at Closing Time no stop order suspending the effectiveness of the

         Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) OPINION OF COUNSEL FOR COMPANY AND THE SELLING SHAREHOLDERS. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Dewitt, Ross & Stevens, S.C., counsel to the Company, relating to certain matters of Wisconsin law, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, (iii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Category 1 Selling Shareholders identified on Schedule B hereto, and special counsel to the Category 2 Selling Shareholders identified on Schedule B hereto, with respect to certain matters of New York law, and (iv) Dewitt, Ross & Stevens, S.C., counsel to the Category 2 Selling Shareholders identified on Schedule B hereto, in each case in form and substance reasonably satisfactory to counsel for the Underwriters together with signed or reproduced copies of such letter for each of the other Underwriters, dated as of the Closing Time, to the effect set forth in Exhibits A-1, A-2, A-3 and A-4, respectively, hereto.

                  (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and of the Selling Shareholders and certificates of public officials.

                  (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (e) SELLING SHAREHOLDERS' CERTIFICATE. At Closing Time, the Representatives shall have received a certificate of each Selling Shareholder (which may be executed on behalf of each Selling Shareholder by the general partner or a duly authorized executive officer of such Selling Shareholder or by such Selling Shareholder's Attorney-in-Fact), dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in
         Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

                  (f) ACCOUNTANT'S COMFORT LETTERS. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (g) BRING-DOWN COMFORT LETTERS. At Closing Time, the Representatives shall have received a letter from KPMG LLP, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (h) APPROVAL FOR LISTING. The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (i) LOCK-UP AGREEMENTS At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

                  (j) CUSTODY AGREEMENT. At the date of this Agreement the Representatives shall have received copies of the Power of Attorney and Custody Agreement executed by each of the Selling Shareholders.

                  (k) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                           (i) OFFICERS' CERTIFICATE. A certificate, dated such
                  Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

                          (ii) SELLING SHAREHOLDER'S CERTIFICATE. At the Date of
                  Delivery, the Representatives shall have received a certificate of each Selling Shareholder (which may be executed on behalf of each Selling Shareholder by the general partner or a duly authorized executive officer of such Selling Shareholder or such Selling Shareholder's Attorney-in-Fact), dated as of Date of Delivery, to the effect that (x) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof, are true and correct with the same force and effect as though expressly made at and as of Date of Delivery and (y) such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied under this Agreement at or prior to Date of Delivery.

                         (iii) OPINION OF COUNSEL FOR COMPANY AND THE SELLING
                  SHAREHOLDERS. The favorable opinion of (w) Dewitt, Ross & Stevens, S.C., counsel to the Company, relating to certain matters of Wisconsin law, (x) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, (y) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Category 1 Selling Shareholders identified on Schedule B hereto and special counsel to the Category 2 Selling Shareholders identified on Schedule B hereto with respect to certain matters of New York law, and (z) Dewitt, Ross & Stevens, S.C., counsel to the Category 2 Selling Shareholders identified on Schedule B hereto, in each case in form and substance reasonably satisfactory to counsel for the Underwriters together with signed or reproduced copies of such letter for each of the other Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b).

                          (iv) OPINION OF COUNSEL FOR UNDERWRITERS. The
                  favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 6(c) hereof.

                           (v) BRING-DOWN COMFORT LETTERS. A letter from KPMG
                  LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (l) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (m) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

         SECTION 7.  INDEMNIFICATION.

         (a) INDEMNIFICATION OF UNDERWRITERS BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the indemnifying party; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Salomon Smith Barney), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not (i) apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) as specified in Section 7(c) hereof, or (ii) inure to the benefit of any Underwriter from whom the person asserting any loss, liability, claim, damage or expense, purchased Securities, or any person controlling such Underwriter if it shall be established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required by law to have been so delivered, at or prior to the confirmation of the sale of such Securities to such person in any case where, the Company complied with its obligations under Sections 3(a), 3(b) and 3(d) and if the Prospectus, (as so amended or supplemented) would have cured any defect giving rise to such loss, liability, claim, damage or expense.

         (b) INDEMNIFICATION OF UNDERWRITERS BY THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the indemnifying party; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Salomon Smith Barney), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not (i) apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the preliminary prospectus or the Prospectus (or any amendment or supplement thereto) as specified in Section 7(c) hereof; or (ii) inure to the benefit of any Underwriter from whom the person asserting any loss, liability, claim, damage or expense, purchased Securities, or any person controlling such Underwriter if it shall be established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required by law to have been so delivered, at or prior to the confirmation of the sale of such Securities to such person in any case where the Company complied with its obligations under Sections 3(a), 3(b) and 3(d), and if the Prospectus (as so amended or supplemented) would have cured any defect giving rise to such loss, liability, claim, damage or expense; PROVIDED, FURTHER, HOWEVER, that with respect to each Selling Shareholder, (x) the indemnification provision in this paragraph (b) shall only apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (y) such Selling Shareholder's aggregate liability under this paragraph (b) shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount but before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

         (c) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS AND SELLING SHAREHOLDERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in paragraphs (a) and (b) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto). The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus.

         (d) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) and
Section 7(b) above, counsel to the indemnified parties shall be selected by Salomon Smith Barney, and, in the case of parties indemnified pursuant to
Section 7(c) above, counsel to the indemnified parties shall be selected by the Company or the indemnified Selling Shareholder, as appropriate. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any necessary local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is responsible pursuant to the terms hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) or Section 7(b)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and

(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

         SECTION 8. CONTRIBUTION. If, although applicable in accordance with its terms, the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, (a) each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, (b) each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and (c) each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Selling Shareholder. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         Notwithstanding the provisions of this Section 8, no Selling Shareholder shall be required to contribute any amount in excess of the amount equal to the net proceeds (after deducting the underwriting discount but before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

         SECTION 10.  TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, in their absolute discretion, by notice to the Company and the Attorneys-in-Fact on behalf of the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred a downgrading in the rating assigned to any of the Company's debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         SECTION 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, either (i) the Representatives or (ii) the Company and the Selling Shareholders shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this
Section 11.

         SECTION 12. DEFAULT BY ONE OR MORE OF THE SELLING SHAREHOLDERS OR THE COMPANY

         (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 5, 7, 8 and 9 shall remain in full force and effect, (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder or (iii) elect to purchase the number of

Securities contemplated by this Agreement as if there had not been a default by such Selling Shareholder or Selling Shareholders, so long as the Company and/or the non-defaulting Selling Shareholders increase the number of Securities to be sold by it or them not later than 24 hours prior to Closing Time by an amount equal to the aggregate number of Securities which such Selling Shareholder or Selling Shareholders have failed to sell and deliver (the "Defaulted Securities"); PROVIDED HOWEVER, that in the event the number of Defaulted Securities is equal to or less than 10% of the number of Securities to be sold by all Selling Shareholders, the Underwriters may not terminate this Agreement in accordance with clause (i) above so long as the non-defaulting Selling Shareholders increase the number of Securities to be sold by them by an amount equal to the Defaulted Securities. No action taken pursuant to this Section 12 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Shareholder as referred to in this Section 12, the Representatives shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 5, 7, 8 and 9 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 388 Greenwich Street, New York, New York 10013, attention of General Counsel, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, attention of Christopher T. Cox, Esq.; notices to the Company shall be directed to it at Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711, attention of James T. Lucke, Esq., with a copy to Margaret A. Brown, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, MA 02108; notices to the Selling Shareholders shall be delivered to them at the address for notices indicated in the Power of Attorney and Custody Agreement.

         SECTION 14. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. AS USED HEREIN, THE TERM "BUSINESS DAY" MEANS ANY DAY ON WHICH THE NEW YORK STOCK EXCHANGE AND COMMERCIAL BANKS IN NEW YORK CITY ARE REGULARLY OPEN FOR BUSINESS.`

         SECTION 16. EFFECT OF HEADINGS. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party hereto, all such counterparts taken together shall constitute one and the same agreement. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorneys-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                  Very truly yours,

                                  RAYOVAC CORPORATION

                                  By:/s/ David A. Jones
                                     ----------------------------------------
                                      Name:  David A. Jones
                                      Title: Chairman of the Board, Chief
                                             Executive Officer and President

                                  SELLING SHAREHOLDERS LISTED IN
                                  CATEGORY 1 ON SCHEDULE B HERETO

                                  THOMAS H. LEE EQUITY FUND III, L.P.

                                  By: THL Equity Advisors III Limited
                                      Partnership, as General Partner

                                  By: THL Equity Trust III, as General Partner

                                  By:/s/ Scott A. Schoen
                                     ----------------------------------------
                                      Name:  Scott A. Schoen
                                      Title: Vice President

                                  THOMAS H. LEE FOREIGN FUND III, L.P.

                                  By:    THL Equity Advisors III Limited
                                         Partnership, as General Partner

                                  By:    THL Equity Trust III,
                                         as General Partner

                                  By: /s/ Scott A. Schoen
                                     ----------------------------------------
                                      Name:  Scott A. Schoen
                                      Title: Vice President

                                  THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

                                  By:    THL Investment Management Corp.,
                                         as General Partner

                                  By: /s/ Scott A. Schoen
                                     ----------------------------------------
                                      Name:  Scott A. Schoen
                                      Title: Vice President


                                  SELLING SHAREHOLDERS LISTED IN
                                  CATEGORY 2 ON SCHEDULE B HERETO

                                  By: /s/ James T. Lucke
                                     ----------------------------------------
                                      Name:  James T. Lucke
                                      Title: Attorney-in-Fact, on behalf of the
                                             Selling Shareholders listed in
                                             Category 2 on Schedule B hereto

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified above:

SALOMON SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
UBS WARBURG LLC

By:    SALOMON SMITH BARNEY INC.

By: /s/ Steve Pearlman
    -----------------------------------
    Name:  Steve Pearlman
    Title: Managing Director

For themselves and as Representatives
of the other Underwriters named in
Schedule A hereto.

                                   SCHEDULE A

                                                                NUMBER OF
                                                                 INITIAL
NAME OF UNDERWRITER                                             SECURITIES
-------------------                                             ----------
Salomon Smith Barney Inc........................................ 1,650,000
Credit Suisse First Boston Corporation.......................... 1,650,000
Lehman Brothers Inc............................................. 1,650,000
Merrill Lynch, Pierce Fenner & Smith Incorporated............... 1,650,000
UBS Warburg LLC.................................................   900,000
                                                                 =========
                                                                 7,500,000
                                                                 =========

                                   SCHEDULE B

                                                        INITIAL
SELLING SHAREHOLDER                                   SECURITIES

CATEGORY 1

Thomas H. Lee Equity Fund III, L.P.                      2,842,641
Thomas H. Lee Foreign Fund III, L.P.                       176,094
Thomas H. Lee Investors Limited Partnership                298,449
                                                         ---------
         Total Category 1                                3,317,184

CATEGORY 2

David A. Jones                                             246,318
Kent J. Hussey                                             100,000
Stephen P. Shanesy                                          65,722
Merrell M. Tomlin                                           60,402
Randall J. Steward                                          10,000
Kenneth V. Biller                                           73,992
Gerald A. Albright                                             466
Chris F. Brooks                                              3,090
Kenneth G. Drescher                                          7,500
Patrick L. Gore                                                500
Robert D. Long                                                 537
Randall A. Raymond                                           1,000
Dale R. Tetzlaff                                            36,364
Stephen L. Tuscic                                            5,820
Arthur S. Homa                                               8,342
Roger F. Warren                                              5,818
Dennis Bayorgeon                                               425
Thomas F. Begley                                             2,683
Gary L. Blanford                                             5,367
Jerome C. Burkeland                                          2,074
Conner, Bernard & Denise Living Trust                        1,481
David Darkoch                                                1,270
Terri Dooley                                                   698
Dworsky f/b/o Brenton Kindle                                 4,280
Dworsky f/b/o Brooke Kindle                                  4,280
Dworsky f/b/o Dana Leisten                                   4,280
Dworksy f/b/o Jeffrey Jones                                  4,280
Dworksy f/b/o Leslie Jones                                   4,280
Dale L. Einerson                                             1,127

Peter J. Giese                                                 500
James Hicks f/b/o Erin Tomlin                                1,431
James Hicks f/b/o Thomas Tomlin                              1,431
Mark Hines                                                   1,000
Pamela Josheff                                                 778
Harland R. Klagos                                            1,000
Kent A. Klagos                                               1,335
Klagos as custodian for Daniel Klagos                           70
Klagos as custodian for Jami Klagos                             70
Klagos as custodian for Tim Klagos                              70
Klagos as custodian for Jodi Klagos                             70
Kevin J. Klagos                                              1,250
Richard A. Kreutz                                              642
Pauritsch f/b/o Warren                                         231
Pauritsch f/b/o Michael Warren                                 231
Jesse R. Rea                                                 3,220
Emil Ripley                                                    303
Rodney J. Ripley                                             1,697
Rodney J. Ripley as custodian for Jeremy Ripley                 99
Rodney J. Ripley as custodian for Zachary Ripley                99
Rodney J. Ripley as custodian for Hailie Ripley                 99
Stephen P. Salzieder                                         2,000
Michael G. Thompson                                          1,296
Deborah L. Ulrich                                              656
Lucille M. Warren                                              297
Martin W. Wirt                                                 545
                                                         ---------
         Total Category 2                                  682,816
      Total of Category 1 and Category 2                 4,000,000
                                                         =========

                                  SCHEDULE B-1

                                                        OPTION
OVER ALLOTMENT SELLING SHAREHOLDER                    SECURITIES

CATEGORY 1

Thomas H. Lee Equity Fund III, L.P.                    735,679
Thomas H. Lee Foreign Fund III, L.P.                    45,574
Thomas H. Lee Investors Limited Partnership             77,239
                                                       --------
         Total Category 1                              858,492

CATEGORY 2

David A. Jones                                         189,872
Stephen P. Shanesy                                       9,436
Merrell M. Tomlin                                        8,298
Kenneth V. Biller                                       11,938
Gerald A. Albright                                         119
Chris F. Brooks                                            710
Robert D. Long                                              48
Dale R. Tetzlaff                                         3,636
Stephen L. Tuscic                                          960
Arthur S. Homa                                           1,915
Roger F. Warren                                         31,230
Thomas F. Begley                                           241
Gary L. Blanford                                           480
Jerome C. Burkeland                                        185
Conner, Bernard & Denise Living Trust                      457
David Darkoch                                              385
Terri Dooley                                               166
Dale L. Einerson                                           101
James Hicks f/b/o Erin Tomlin                              197
James Hicks f/b/o Thomas Tomlin                            197
Pamela Josheff                                             241
Richard A. Kreutz                                          120
Pauritsch f/b/o Andrew Warren                            1,238
Pauritsch f/b/o for Michael Warren                       1,238
Jesse R. Rea                                               288
Emil Ripley                                                 72
Rodney J. Ripley                                           406
Rodney J. Ripley as custodian for Jeremy Ripley             23

Rodney J. Ripley as custodian for Zachary Ripley            23
Rodney J. Ripley as custodian for Hailie Ripley             23
Michael G. Thompson                                        355
Deborah L. Ulrich                                          144
Lucille M. Warren                                        1,597
Martin W. Wirt                                             169
                                                     ---------
         Total Category 2                              266,508
      Total of Category 1 and Category 2             1,125,000
                                                     =========

                                   SCHEDULE C

                               Rayovac Corporation

                        7,500,000 Shares of Common Stock

                           (Par Value $0.01 Per Share)

         1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $19.50.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $18.575, being an amount equal to the public offering price set forth above less $.925 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE D

                 List of Persons and Entities Subject to Lock-up

Thomas H. Lee Equity Fund III, L.P.
Thomas H. Lee Foreign Fund III, L.P.
Thomas H. Lee Investors Limited Partnership
David A. Jones
Kent J. Hussey
Stephen P. Shanesy
Merrell M. Tomlin
Randall J. Steward
Kenneth V. Biller
Luis A. Cancio
Scott A. Schoen
Thomas R. Shepherd
Warren C. Smith, Jr.
John S. Lupo
Philip F. Pellegrino
Gerald A. Albright
Chris F. Brooks
Kenneth G. Drescher
Patrick L. Gore
Robert D. Long
Randall A. Raymond
Dale R. Tetzlaff
Stephen L. Tuscic
Arthur S. Homa
Roger F. Warren
Dennis Bayorgeon
Thomas F. Begley
Gary L. Blanford
Jerome C. Burkeland
Conner, Bernard & Denise Living Trust
David Darkoch
Terri Dooley
Dworsky f/b/o Brenton Kindle
Dworsky f/b/o Brooke Kindle
Dworsky f/b/o Dana Leisten
Dworsky f/b/o Jeffrey Jones

Dworsky f/b/o Leslie Jones
Dale L. Einerson
Peter J. Giese
James Hicks f/b/o Erin Tomlin
James Hicks f/b/o Thomas Tomlin
Mark Hines
Pamela Josheff
Harland R. Klagos
Kent A. Klagos
Klagos as custodian for Daniel Klagos
Klagos as custodian for Jami Klagos
Klagos as custodian for Tim Klagos
Klagos as custodian for Jodi Klagos
Kevin J. Klagos
Richard A. Kreutz
Pauritsch f/b/o Andrew Warren
Pauritsch f/b/o Michael Warren
Jesse R. Rea
Emil Ripley
Rodney J. Ripley
Rodney J. Ripley as custodian for Jeremy Ripley
Rodney J. Ripley as custodian for Zachary Ripley
Rodney J. Ripley as custodian for Hailie Ripley
Stephen P. Salzieder
Michael G. Thompson
Deborah L. Ulrich
Lucille M. Warren
Martin W. Wirt

                                   SCHEDULE E

                           Subsidiaries of the Company

Minera Vidaluz S.A. de C. V., a Mexico corporation ROV Holding, Inc., a Delaware corporation Rayovac Foreign Sales Corporation, a Barbados corporation Rovcal, Inc., a California corporation Rayovac (UK) Limited, a United Kingdom corporation Rayovac Europe Limited, a United Kingdom corporation Rayovac Canada, Inc., a Canada corporation Rayovac Far East Limited, a Hong Kong corporation Zoephos International N.V., a Netherlands Antilles corporation Rayovac Europe, B.V., a Netherlands corporation Brisco Electronics, B. V., a Netherlands corporation Brisco Electronics GmbH, a German corporation Rayovac Latin America, Limited, a Cayman Islands corporation Rayovac Argentina S.R.L., a Argentina company Rayovac Chile Ltda., a Chile company Rayovac Overseas Corporation, a Panama corporation Rayovac Venezuela, S.A., a Venezuela corporation Distribuidora Rayovac Guatemala, S.A., a Guatemala corporation Rayovac Guatemala, S.A., a Guatemala corporation Rayovac El Salvador, S.A. de C.V., a El Salvador corporation Ray-O-Vac de Mexico, S.A. de C.V., a Mexico corporation Rayovac Costa Rica, S.A., a Costa Rica corporation Rayovac Honduras, S.A., a Honduras corporation Distribuidora Rayovac Honduras, S.A., a Honduras corporation
Rayovac Dominican Republic, S.A., a Dominican Republic corporation
Rayovac Colombia, S.A., a Colombia corporation


                                      C-2-1

                                                                     EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT

                                                            ____________, 2001

SALOMON SMITH BARNEY INC.
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
     as Representatives of the several
     Underwriters to be named in the
     within-mentioned Purchase Agreement
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

               Re: PROPOSED PUBLIC OFFERING BY RAYOVAC CORPORATION

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Purchase Agreement (the "Purchase Agreement") between Rayovac Corporation, a Wisconsin corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $.01 par value per share (the "Common Stock") of the Company.

         In order to induce you and the other Underwriters to enter into the Purchase Agreement, the undersigned will not, and will not take any actions to cause any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned to, without the prior written consent of Salomon Smith Barney, Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, including the filing or participation in the filing of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement, other than shares of Common Stock disposed of either (i) as bona fide gifts or (ii) as a distribution to your partners or shareholders, provided that, in either case,
(x) the donee(s) or such partners or shareholders agree in writing prior to such disposition to be bound by the restrictions set forth herein and (y) that Salomon Smith Barney Inc. is given prior written notice of such disposition.

         If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                           Very truly yours,

                                           Signature:
                                                     --------------------------

                                           Print Name:
                                                      -------------------------